Exhibit 99.1

PRESS RELEASE
Investor Contact:

AngioDynamics, Inc.
Michael Greiner, Executive Vice President & CFO
(518) 795-1821

AngioDynamics Reports Fiscal 2018 Second Quarter Financial Results
Fiscal 2018 Second Quarter Highlights
●	Net sales of $86.7 million, a decrease of 2.6% year over year

●	U.S. GAAP EPS of $0.01; Adjusted EPS of $0.16 per share

●	Operating cash flow of $10.2 million; free cash flow of $9.4 million

Latham, New York, January 4, 2018 – AngioDynamics, Inc. (NASDAQ: ANGO), a leading provider of innovative, minimally invasive medical devices for vascular access, peripheral vascular disease, surgery and oncology, today announced financial results for the second quarter of fiscal year 2018, which ended November 30, 2017.

“Our top-line performance during the quarter did not meet our expectations and resulted in a reduction to our full-year net sales and free cash flow guidance. While we continue to improve our operating efficiencies and generate significant cash flow, we recognize that revenue growth is key to accomplishing our strategic goals. Our focus on financial discipline and building a high-quality capital structure will allow us to continue making investments in our innovative product portfolio while also pursuing strategic acquisitions, both of which will ensure that we meet our longer-term revenue and strategic expectations,” commented Jim Clemmer, President and Chief Executive Officer of AngioDynamics, Inc.

Second Quarter 2018 Financial Results

Net sales for the second quarter of fiscal 2018 were $86.7 million, a decrease of 2.6%, compared to $89.0 million a year ago, primarily related to declines in the Venous Insufficiency and Core businesses, as well as declines across the majority of the Company’s Vascular Access non-BioFlo products. During the same period of fiscal year 2017, the Company reported a $1.0 million increase in sales attributable to inventory build by its customers for these Angiographic Catheter products as a result of a previously disclosed recall by a competitor. Currency did not have a significant impact on the Company’s sales in the quarter.

Peripheral Vascular net sales in the second quarter of fiscal 2018 were $51.4 million, a decrease of 4.3% from $53.7 million a year ago, as growth in the Fluid and Thrombus Management product lines was offset by declines in the Venous Insufficiency and Angiographic Catheter businesses, as well as the continued winding down of the Company’s supply agreement with Boston Scientific Corporation. Vascular Access net sales were $22.6 million, a decrease of 4.2% from $23.6 million a year ago, as growth in BioFlo related products was more than offset by declines in the remainder of the product lines. Oncology/Surgery net sales were $12.8 million, an increase of 8.4% from $11.8 million a year ago, driven primarily by incremental sales of the recently launched Solero Microwave Tissue Ablation System.

U.S. net sales in the second quarter of fiscal 2018 were $68.3 million, a decrease of 4.4% from $71.4 million a year ago, primarily due to declines in the Venous, Core, and PICCs businesses, partially offset by growth in the Oncology/Surgery portfolio. International net sales in the second quarter of fiscal 2018 were $18.4 million, an increase of 4.6% from $17.6 million a year ago, due to robust sales within the Oncology/Surgery business across several key markets.

Gross margin for the second quarter of fiscal 2018 declined 130 basis points to 49.3% from 50.6% a year ago, primarily driven by an inventory write-off related to VOLTA, the Company’s radio frequency ablation product previously sold in Japan. Excluding this inventory write-off, gross margin would have been 51.2%, an increase of 60 basis points year over year.

The Company recorded net income of approximately $0.3 million, or $0.01 per share, in the second quarter of fiscal 2018. This compares to net income of $13.7 million, or $0.37 per share, a year ago, which included adjustments to contingent liabilities from revised sales projections, resulting in a gain of $16.5 million as well as operational improvements, partially offset by a decision to discontinue investments in both EmboMedics and the Company’s TiLo product equaling $5.6 million.

Excluding the items shown in the non-GAAP reconciliation table below, adjusted net income for the second quarter of fiscal 2018 was $5.8 million, or $0.16 per share, compared to adjusted net income of $6.9 million, or $0.19 per share, in the second quarter of fiscal 2017.

Adjusted EBITDAS in the second quarter of fiscal 2018, excluding the items shown in the reconciliation table below, was $13.3 million, compared to $15.2 million in the second quarter of fiscal 2017.

In the second quarter of fiscal 2018, the Company generated $10.2 million in operating cash flow and $9.4 million in free cash flow. As of November 30, 2017, the Company had $51.1 million in cash and cash equivalents and $95.0 million in debt, excluding the impact of deferred financing costs.

Six Months Financial Results

For the six months ended November 30, 2017, net sales were $172.1 million, a decrease of 2.8%, compared to $177.1 million for the same period a year ago. The Company's net income was $0.2 million, or $0.01 per share, compared to net income of $15.0 million, or $0.41 per share, a year ago. Excluding the items shown in the non-GAAP reconciliation table below, adjusted net income for the six months ended November 30, 2017 was $10.4 million, or $0.28 per share, compared to an adjusted net income of $13.3 million, or $0.36 per share, a year ago. Adjusted EBITDAS, excluding the items shown in the reconciliation table below, was $24.6 million, compared to $29.5 million for the same period a year ago.

Fiscal Year 2018 Financial Guidance

Based on year-to-date business trends, the Company is reducing its previously announced net sales and free cash flow guidance. The Company now expects its fiscal year 2018 net sales in the range of $345 to $350 million, compared to the previous range of $352 to $359 million, and free cash flow in the range of $30 to $35 million down from greater than $35 million, excluding the potential cash payment related to the previously disclosed legal matters for the Department of Justice subpoenas. The Company reaffirms its previously issued adjusted earnings per share guidance range of $0.64 to $0.68, excluding any impact from the recently enacted 2017 Tax Reform Act.

Conference Call

The Company’s management will host a conference call today at 8:00 a.m. ET to discuss its second quarter 2018 results.

To participate in the conference call, dial 877-407-0784 (domestic) or 201-689-8560 (international) and refer to the passcode 13674426.

This conference call will also be webcast and can be accessed from the “Investors” section of the Company’s website at www.angiodynamics.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A recording of the call will also be available from 11:00 a.m. ET on Thursday, January 4, 2018, until 11:59 p.m. ET on Thursday, January 11, 2018. To hear this recording, dial 844-512-2921 (domestic) or 412-317-6671 (international) and enter the passcode 13674426.

Use of Non-GAAP Measures

Management uses non-GAAP measures to establish operational goals and believes that non-GAAP measures may assist investors in analyzing the underlying trends in AngioDynamics' business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. In this news release, AngioDynamics has reported adjusted EBITDAS, adjusted gross margin, adjusted net income, adjusted earnings per share and free cash flow. Management uses these measures in its internal analysis and review of operational performance. Management believes that these measures provide investors with useful information in comparing

AngioDynamics' performance over different periods. By using these non-GAAP measures, management believes that investors get a better picture of the performance of AngioDynamics' underlying business. Management encourages investors to review AngioDynamics' financial results prepared in accordance with GAAP to understand AngioDynamics' performance taking into account all relevant factors, including those that may only occur from time to time but have a material impact on AngioDynamics' financial results. Please see the tables that follow for a reconciliation of non-GAAP measures to measures prepared in accordance with GAAP.

About AngioDynamics, Inc.

AngioDynamics, Inc. is a leading provider of innovative, minimally invasive medical devices used by professional healthcare providers for vascular access, surgery, peripheral vascular disease and oncology. AngioDynamics’ diverse product lines include market-leading ablation systems, fluid management systems, vascular access products, angiographic products and accessories drainage products, thrombolytic products and venous products. For more information, visit www.angiodynamics.com.

Safe Harbor
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics' expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as "expects," "reaffirms," "intends," "anticipates," "plans," "believes," "seeks," "estimates," "optimistic," or variations of such words and similar expressions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ from AngioDynamics' expectations. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the ability of AngioDynamics to develop its existing and new products, technological advances and patents attained by competitors, infringement of AngioDynamics' technology or assertions that AngioDynamics' technology infringes the technology of fourth parties, the ability of AngioDynamics to effectively compete against competitors that have substantially greater resources, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions, the results of on-going litigation, challenges with respect to fourth-party distributors or joint venture partners or collaborators, the results of sales efforts, the effects of product recalls and product liability claims, changes in key personnel, the ability of AngioDynamics to execute on strategic initiatives, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to integrate purchased businesses, as well as the risk factors listed from time to time in AngioDynamics' SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2017. AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.

In the United States, the NanoKnife System has received a 510(k) clearance by the Food and Drug Administration for use in the surgical ablation of soft tissue, and is similarly approved for commercialization in Canada, the European Union and Australia. The NanoKnife System has not been cleared for the treatment or therapy of a specific disease or condition.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)

	Three months ended		Six months ended
	November 30,	November 30,	November 30,	November 30,
	2017	2016	2017	2016
	(unaudited)		(unaudited)

Net sales	$86,706	$89,029	$172,117	$177,127
Cost of sales (exclusive of intangible amortization)	43,975	44,019	88,157	87,085
Gross profit	42,731	45,010	83,960	90,042
% of net sales	49.3%	50.6%	48.8%	50.8%

Operating expenses
Research and development	6,107	5,913	12,548	12,622
Sales and marketing	18,967	19,469	38,369	38,924
General and administrative	7,540	7,839	15,596	16,040
Amortization of intangibles	4,146	4,291	8,242	8,526
Change in fair value of contingent consideration	82	(15,951)	187	(15,508)
Acquisition, restructuring and other items, net	4,766	7,861	7,755	10,278
Total operating expenses	41,608	29,422	82,697	70,882
Operating income	1,123	15,588	1,263	19,160
Interest expense, net	(760)	(810)	(1,483)	(1,529)
Other (expense), net	(280)	(363)	287	(313)
Total other expense, net	(1,040)	(1,173)	(1,196)	(1,842)
Income (loss) before income taxes	83	14,415	67	17,318
Income tax expense	(166)	681	(147)	2,284
Net income (loss)	$249	$13,734	$214	$15,034

Earnings (loss) per share
Basic	$0.01	$0.37	$0.01	$0.41
Diluted	$0.01	$0.37	$0.01	$0.41

Weighted average shares outstanding
Basic	37,066	36,807	36,983	36,606
Diluted	37,383	37,146	37,322	37,000

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

Reconciliation of Gross Profit to non-GAAP Adjusted Gross Profit

	Three months ended		Six months ended
	November 30,	November 30,	November 30,	November 30,
	2017	2016	2017	2016
	(unaudited)		(unaudited)

Gross profit	$42,731	$45,010	$83,960	$90,042

Inventory charge included in cost of sales	-	202	-	201
Adjusted gross profit	$42,731	$45,212	$83,960	$90,243
Adjusted gross profit % of sales	49.3%	50.8%	48.8%	50.9%

Reconciliation of Net Income to non-GAAP Adjusted Net Income:

	Three months ended		Six months ended
	November 30,	November 30,	November 30,	November 30,
	2017	2016	2017	2016
	(unaudited)		(unaudited)

Net income (loss)	$249	$13,734	$214	$15,034

Inventory charge included in cost of sales	-	202	-	201
Amortization of intangibles	4,146	4,291	8,242	8,526
Change in fair value of contingent consideration	82	(15,951)	187	(15,508)
Acquisition, restructuring and other items, net (1)	4,766	7,861	7,755	10,278
Tax effect of non-GAAP items (2)	(3,434)	(3,213)	(5,997)	(5,209)
Adjusted net income	$5,809	$6,924	$10,401	$13,322

Reconciliation of Diluted Earnings Per Share to non-GAAP Adjusted Diluted Earnings Per Share:

	Three months ended		Six months ended
	November 30,	November 30,	November 30,	November 30,
	2017	2016	2017	2016
	(unaudited)		(unaudited)

Diluted earnings (loss) per share	$0.01	$0.37	$0.01	$0.41

Inventory charge included in cost of sales	-	0.01	-	0.01
Amortization of intangibles	0.11	0.12	0.22	0.23
Change in fair value of contingent consideration	0.00	(0.43)	0.01	(0.42)
Acquisition, restructuring and other items, net (1)	0.13	0.21	0.21	0.27
Tax effect of non-GAAP items (2)	(0.09)	(0.09)	(0.17)	(0.14)
Adjusted diluted earnings per share	$0.16	$0.19	$0.28	$0.36

Adjusted diluted sharecount	37,383	37,146	37,322	37,000

(1) Includes costs related to mergers and acquisition activities, integrations, restructurings, asset impairments and write-offs, litigation, and other items.

(2)  Represents the net tax effect of non-GAAP adjustments.  Based on our historical non-GAAP earnings, our tax effect of non-GAAP items has been calculated assuming no valuation allowance on our deferred tax assets and an effective tax rate of 36%.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION (Continued)
(in thousands, except per share data)

Reconciliation of Net Income to EBITDAS and Adjusted EBITDAS:

	Three months ended		Six months ended
	November 30,	November 30,	November 30,	November 30,
	2017	2016	2017	2016
	(unaudited)		(unaudited)

Net income (loss)	$249	$13,734	$214	$15,034

Income tax expense	(166)	681	(147)	2,284
Interest expense, net	760	810	1,483	1,529
Depreciation and amortization	5,884	6,133	11,677	12,286
Stock-based compensation	1,966	1,701	3,763	3,385
EBITDAS	$8,693	$23,059	16,990	34,518

Inventory charge included in cost of sales	-	202	-	201
Change in fair value of contingent consideration	82	(15,951)	187	(15,508)
Acquisition, restructuring and other items, net (1,2)	4,560	7,861	7,441	10,278
Adjusted EBITDAS	$13,335	$15,171	$24,618	$29,489

Per diluted share:
EBITDAS	$0.23	$0.62	$0.46	$0.93
Adjusted EBITDAS	$0.36	$0.41	$0.66	$0.80

(1) Includes costs related to mergers and acquisition activities, integrations, restructurings, asset impairments and write-offs, litigation, and other items.
(2) Excludes depreciation expense captured in the depreciation and amortization component of the reconciliation.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
NET SALES BY PRODUCT CATEGORY AND BY GEOGRAPHY
(unaudited in thousands)

	Three months ended					Six months ended
	November 30,	November 30,	%	Currency Impact	Constant Currency	November 30,	November 30,	%	Currency Impact	Constant Currency
	2017	2016	Growth	(Pos) Neg	Growth	2017	2016	Growth	(Pos) Neg	Growth

Net Sales by Product Category
Peripheral Vascular	$51,368	$53,696	-4%			$101,234	$105,725	-4%
Vascular Access	22,574	23,553	-4%			45,812	48,558	-6%
Oncology/Surgery	12,764	11,780	8%			25,071	22,844	10%
Total	$86,706	$89,029	-3%	1%	-2%	$172,117	$177,127	-3%	0%	-3%

Net Sales by Geography
United States	$68,301	$71,431	-4%	0%	-4%	$137,232	$143,638	-4%	0%	-4%
International	$18,405	$17,598	5%	2%	7%	34,885	33,489	4%	2%	6%
Total	$86,706	$89,029	-3%	1%	-2%	$172,117	$177,127	-3%	0%	-3%

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)

	November 30,	May 31,
	2017	2017
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$49,856	$47,544
Marketable securities	1,260	1,215
Total cash and investments	51,116	48,759

Accounts receivable, net	42,073	44,523
Inventories	54,032	54,506
Prepaid income taxes	432	336
Prepaid expenses and other	4,842	5,790
Total current assets	152,495	153,914

Property, plant and equipment, net	43,767	45,234
Other non-current assets	2,855	1,886
Intangible assets, net	137,437	145,675
Goodwill	361,252	361,252
Total Assets	$697,806	$707,961

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$21,800	$18,087
Accrued liabilities	30,800	38,804
Current portion of long-term debt	5,000	5,000
Current portion of contingent consideration	2,060	9,625
Total current liabilities	59,660	71,516
Long-term debt, net of current portion	88,973	91,320
Deferred income taxes, long-term	26,006	26,112
Contingent consideration, net of current portion	1,138	3,136
Other long-term liabilities	809	850
Total Liabilities	176,586	192,934

Stockholders' equity	521,220	515,027
Total Liabilities and Stockholders' Equity	$697,806	$707,961

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three months ended		Six months ended
	November 30,	November 30,	November 30,	November 30,
	2017	2016	2017	2016
	(unaudited)		(unaudited)	(unaudited)

Cash flows from operating activities:
Net income (loss)	$249	$13,734	$214	$15,034
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	5,884	6,133	11,677	12,286
Stock-based compensation	1,966	1,701	3,763	3,385
Change in fair value of contingent consideration	82	(15,951)	187	(15,508)
Deferred income taxes	(24)	505	(106)	2,070
Change in accounts receivable allowance	2	(413)	280	(610)
Loss on disposal of long-term assets	8	3,744	8	3,744
Write-off of other assets	-	2,640	-	2,685
Other	10	(594)	(557)	(576)
Changes in operating assets and liabilities, net of acquisitions:	-	-
Receivables	(804)	221	2,299	3,043
Inventories	1,379	1,491	598	(1,558)
Prepaid and other assets	(1,323)	401	(703)	(468)
Accounts payable and accrued liabilities	2,736	1,335	(4,459)	(1,140)
Net cash provided by operating activities	10,165	14,947	13,201	22,387

Cash flows from investing activities:
Additions to property, plant and equipment	(721)	(1,365)	(1,222)	(1,846)
Proceeds from sale or maturity of marketable securities	-	450	-	450
Net cash used in investing activities	(721)	(915)	(1,222)	(1,396)

Cash flows from financing activities:
Proceeds from issuance of long-term debt and revolver borrowings	-	116,471	-	116,471
Repayment of long-term debt	(1,250)	(118,910)	(2,500)	(121,410)
Deferred financing costs on long-term debt	-	(1,177)	-	(1,177)
Payment of contingent consideration	(7,400)	(7,750)	(9,500)	(9,850)
Repurchase of shares	-	(7,840)	-	(7,840)
Proceeds from exercise of stock options and ESPP	926	3,601	1,738	6,404
Net cash provided by (used in) financing activities	(7,724)	(15,605)	(10,262)	(17,402)

Effect of exchange rate changes on cash	(64)	(174)	595	(258)
Increase in cash and cash equivalents	1,656	(1,747)	2,312	3,331

Cash and cash equivalents
Beginning of period	48,200	37,411	47,544	32,333
End of period	$49,856	$35,664	$49,856	$35,664

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands)

Reconciliation of Free Cash Flows:

	Three months ended		Six months ended
	November 30,	November 30,	November 30,	November 30,
	2017	2016	2017	2016
	(unaudited)		(unaudited)

Net cash provided by operating activities	$10,165	$14,947	$13,201	$22,387
Additions to property, plant and equipment	(721)	(1,365)	(1,222)	(1,846)
Free Cash Flow	$9,444	$13,582	$11,979	$20,541